FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

For Registration of certain classes of securities
pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

GUSANA EXPLORATIONS, INC.
(Exact name of registrant as specified in its charter)
NEVADA	98-0352633
(State of incorporation or organization)	(IRS Employer Identification No.)
#244 - 2906 West Broadway Street, Vancouver, B.C., Canada V6K 1G8, Tel: 604-833-3903
(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box:       [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box:       [  ]

Securities Act registration statement file number to which this form relates (if applicable):  333-72802

Title of Class:                                                             Common Shares

Item 1. Description of Registrant's Securities to be Registered

Common Stock

We are registering our common stock, which is our only class of stock. Our authorized capital is 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

have equal rateable rights to dividends from funds legally available if and when as and if declared by our board of directors;

are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All our shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Restated Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Form 8-A, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Item 2. Exhibits
Exhibit No.	Document Description
1	Registration Statement on Form SB-2, effective June 28, 2002.
2	Articles of Incorporation
3	Bylaws
4	Specimen Stock Certificate

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: /s/ Andrew B. Stewart

Date: July 12, 2002

By: Andrew B. Stewart, President, Treasurer and member of Board of Directors

EXHIBIT 1

As filed with the Securities and Exchange Commission on June 3, 2002

Registration No. 333-72802

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM SB-2 - THIRD AMENDMENT

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______GUSANA EXPLORATIONS INC.______
(Exact name of registrant as specified in its charter)

NEVADA	1081	98-0352633
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

AI SOFTWARE INC. 1030 W. Georgia Street, Suite 1208 Vancouver, B.C., Canada V6E 2Y3 (604) 662-7900___________________ (Address, Zip Code and Telephone Number of Principal Executive Offices)	Garrett Sutton, Esq. Sutton Law Center 699B Sierra Rose Drive Reno, Nevada 89511 (775) 824-0300____________________ (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made under Rule 434, please check the following box. []

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	2,000,000 shares	$0.10	$200,000	$ 100

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

GUSANA EXPLORATION INC.
Shares of Common Stock
No Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. We will immediately use all money received from the offering and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

We are a mineral exploration company with six mineral claims , title to which is held by an unrecorded warranty deed. The property has no proven or probable mineral reserves.

Michael Lathigee, one of our officers and directors, will be the only person offering or selling our shares.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 6.

	Price Per Share	Aggregate Offering Price	Maximum Proceeds to Us
Common Stock	$0.10	$200,000	$150,000

There is no minimum number of shares that must be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ________________ 2002.

TABLE OF CONTENTS

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering. Because it is a summary, it does not contain all the information you should consider before investing in the common stock. So, please read the entire prospectus.

Our Business

We are an exploration stage company incorporated under the laws of the State of Nevada on April 25, 2001. We do not own any properties. We have obtained title to six mineral claims. These mineral claims entitle us to the minerals located on the property subject to the claim. We obtained title to the mineral claims by way of an unrecorded deed from Andrew King, our Secretary. The recorded title to the mineral claims is in Mr. King's name. Mr. King is the legal and beneficial owner of the minerals underlying the property. He is entitled to such ownership rights because he has a valid mineral claim. A mineral claim is valid when it has to been staked in accordance with the Mineral Tenure Act (British Columbia) and subsequently registered with the Department of Mines and Minerals. A mineral claim is akin to an interest in land. This means that the claim entitles the holder to ownership rights in the property and these rights flow with the transfer of the land. For example, if the surface land is disposed of by the owner of the surface land (in our case the Government of British Columbia, hereinafter referred to as the Crown), title to a valid mineral claim is not affected. As the registered holder of a mineral claim, Mr. King has certain rights and obligations. A mineral claim entitles the holder to exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the claim continued vertically downward. The holder of a mineral claim is obliged to deal with the both the surface land and the underlying minerals in accordance with the Mineral Tenure Act (British Columbia) and the British Columbia Mineral Exploration Code.

We intend to explore for gold on the property. The property is located approximately 55 miles north of Vancouver, British Columbia, Canada, 15 miles northwest from the town of Squamish in southwestern British Columbia.

Because our auditors have issued a going concern opinion and because our officers and directors may not loan any money to us, we may not be able to achieve our objectives and may have to suspend or cease operations in the next four months.

Our administrative office is located at #244 - 2906 West Broadway Street, Vancouver, British Columbia, Canada V6K 1G8, telephone (604) 833-3903 and our registered statutory office is located at 502 East John Street, Carson City, Nevada, 89706. Our fiscal year end is August 31.

We are one of three exploration stage companies that Andrew B. Stewart, one of our officers and directors, is associated. Mike Lathigee is associated with one other exploration company. Mr. Forseille is also associated with one other exploration company. See "Background of Officers and Directors". Messrs. Stewart, King, Lathigee and Forseille are our only officers and directors and will continue to control 71.43% of our outstanding common stock even if the maximum number of shares are sold.

No exploration work has been done on our property and no commercially exploitable reserves have been identified.

Our main expenses to date, $272,946, have been for the consulting services of Messrs. Stewart, King, Lathigee and Forseille. The nature of the consulting services provided by the officers includes ongoing legal services by Mr. King and Mr. Stewart, geological services by Mr. Forseille, and business and marketing services by Mr. Lathigee. See "Executive Compensation".

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001.
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Maximum net proceeds to our company	Up to $150,000.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration. We believe that the required exploration work will cost up to $130,000 and will take approximately one year.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering	7,000,000

RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:

1. Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and many have to suspend or cease operations within four months.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $50,000 from our offering, we may have to suspend or cease operations within four months. If we suspend our operations, you will lose your entire investment.

2. We lack an operating history and have losses that we expect to continue into the future.

We were incorporated in April 2001 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $277,836. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:

Our ability to locate a profitable mineral property;

Our ability to generate revenues; and

Our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We have no known ore reserves and we cannot guarantee we will find any gold or if we find gold, that production will be profitable.

We have no known ore reserves. We have not identified any gold on the property and we cannot guaranty that we will ever find any gold. Even if we find that there is gold on our property, we cannot guaranty that we will be able to recover the gold. Even if we recover gold, we cannot guaranty that we will make a profit. If we cannot find gold or it is not economical to recover the gold, we will have to cease operations.

4. If we do not raise enough money for exploration, we will have to delay exploration or go out of business.

We are in the very early exploration stage and need the proceeds from our offering to start exploring for gold. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to commence its operations.

5. Rain and snow may make the road leading to our property impassable. This will delay our proposed exploration operations that could prevent us from working.

While we plan to conduct our exploration year round, it is possible that snow or rain could cause roads leading to our claims to be impassable. When roads are impassable, we are unable to work.

6. Because we are small and do not have much capital, we must limit our exploration and consequently may not find mineralized material. If we do not find mineralized material, we will cease operations.

Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, although our property may contain mineralized material. If we do not find mineralized material, we will cease operations.

7. We may not have access to all of the supplies and materials we need to begin exploration that could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

8. We have not yet discovered any gold. Even if we are successful in discovering gold we may not be able to realize a profit from its sale. The price of gold is depressed compared to past years. This makes it harder to make a profit. If we cannot make a profit, we will have to cease operations until market conditions improve or cease operations altogether.

The price of an ounce of gold is $297. In the past, the price of gold has been as high as $800 per ounce. In order to maintain operations, we will have to sell our gold for more than it costs us to mine it. The lower the price the more difficult it is to do this. If we cannot make a profit, we will have cease operations until the price of gold increases or cease operations all together. Because the cost to mine the gold is fixed, the lower the market, the less the likelihood we will be to make a profit.

9. We may not have enough money to complete our exploration and consequently may have to cease or suspend our operations.

We may not have enough money to complete our exploration of our property. Because we are exploring raw undeveloped land, we do not know how much we will have to spend to find out if there is mineralized material on our property. It could cost as little as $10,000 and as much as $130,000 to find out. The first $50,000 we raise, however, will be used to cover the cost of this offering before we spend any money on our exploration program. In addition, we do not know how much money we will raise in this offering. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cannot raise it, we will have to suspend or cease operations.

10. Because title to our property is held in the name of another person, if he transfers our property to someone other than us, we will cease operations.

Title to our property is not held in our name. Title to our property is recorded in the name of one of our officers and directors, Andrew King, by an unrecorded warranty deed. If Mr. King transfers our property to a third person, the third person will obtain good title and we will have nothing. If that happens, we will be harmed in that we will not own any property and we will have to cease operations.

11. Because title to our property is in the name of Mr. King, a creditor of Mr. King could attach a lien on our property and have the property sold. If this happens, the creditor or a third party could take title to our property and we will cease operations.

Because title to our property is in the name of Mr. King, a creditor of Mr. King could attach a lien on our property and have its sold. If that happens, the creditor or a third party buying the property at a judicial sale could take title to our property. If that happens, we will own no property and will cease operations.

RISKS ASSOCIATED WITH THIS OFFERING:

12. Because Messrs. Stewart, King, Lathigee and Forseille are risking a small amount of capital and property, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.

Messrs. Stewart, King, Lathigee and Forseille our only shareholders will receive a substantial benefit from your investment. They paid expenses of $2,000, deposited cash of $54 and provided a loan of $6,493 that has to be repaid. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Messrs. Stewart, King, Lathigee and Forseille will lose only approximately $12,000.

13. Because there is no public trading market for our common stock, you may not be able to resell you stock.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

14. Because we will close the offering even if we do not raise enough funds to complete exploration, you may lose your investment.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances. As a result, you may lose your investment.

15. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement before making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

16. Because Messrs. Stewart, King, Lathigee and Forseille will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be directors and you may not be able to elect any directors.

Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Stewart, King, Lathigee and Forseille will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs. Stewart, King, Lathigee and Forseille will be able to elect all of our directors and control our operations.

17. Messrs. Stewart, King, Lathigee and Forseille's control prevents you from causing a change in the course of our operations.

Because Messrs. Stewart, King, Lathigee and Forseille will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

18. Our officers and directors will probably sell some of their shares if the market price of the stock goes above $0.10. This may cause the price of our common stock to fall, which will reduce the value of your investment.

A total of 5,000,000 shares of stock were issued to our two officers and directors. They paid an average price of $0.055. They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS.

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

Our offering is being made on a best efforts - no minimum basis. The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used offering expenses. We will use the net proceeds as follows:

Amount raised	$ 50,000	$ 100,000	$ 150,000	$ 200,000

Allocation

Offering expenses Exploration Working capital	$ 50,000 $ 0 $ 0	$ 50,000 $ 50,000 $ 0	$ 50,000 $ 100,000 $ 0	$ 50,000 $ 130,000 $ 20,000

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. We believe that the required exploration work will cost up to $130,000 and take approximately one year. If we are successful in immediately finding gold, we will commence technical and economic feasibility studies to determine if we have any significant reserves. In order to commence technical and economic studies to evaluate any mineralized material found on the claims, we may have to obtain additional funding. If gold is found on the property, costs of exploring will then cease. On the other hand, if we do not immediately find gold, we will continue to explore for gold on the property. If we have to continue to explore for gold, the costs of exploration will increase.

Working capital includes the cost of our office operations.

Our offering expenses are comprised of an SEC filing fee, legal and accounting expenses, printing and transfer agent fees, and state securities registration fees. Mr. Lathigee will not receive any compensation for his efforts in selling our shares.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

Our lack of an operating history

The proceeds to be raised by the offering

The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and

Our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of August 31, 2001, the net tangible book value of our shares of common stock was a deficit of $(2,836) or approximately Nil per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event that all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $140,054, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $90,054, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23.08% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 76.92% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $40,054, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

If 25% of the Shares Are Sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $(6,493), or approximately Nil per share. The net tangible book value of the shares held by our existing stockholders will be increased by Nil per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to Nil per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 9.09% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 90.91% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share
Net tangible book value per share before offering
Potential gain to existing shareholders
Net tangible book value per share after offering
Increase to present stockholders in net tangible book value per share after offering
Capital contributions
Number of shares outstanding before the offering
Number of shares after offering held by existing stockholders
Percentage of ownership after offering

$ 0.055 $ (0.002) $ 200,000 $ 140,054 $ 0.02 $ 275,000 5,000,000 5,000,000 71.43%

Purchasers of Shares in this Offering if all Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ 0.10 $ 0.08 $ 200,000 2,000,000 28.57%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ 0.10 $ 0.09 $ 150,000 1,500,000 23.08%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ 0.10 $ 0.09 $ 100,000 1,000,000 16.67%

Purchasers of Shares in this Offering if 25% of Shares Sold

Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ 0.10 $ 0.10 $ 50,000 500,000 9.09%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

We will sell the shares in this offering through Michael Lathigee, one of our officers and directors. Mr. Lathigee will contact persons with whom he has a preexisting personal or business relationship. Mr. Lathigee will receive no commission from the sale of any shares. Mr. Lathigee will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Lathigee is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Lathigee is and will continue to be one of our directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Lathigee has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. Execute and deliver a subscription agreement

2. Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "GUSANA EXPLORATIONS INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on April 25, 2001. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 502 East John Street, Carson City, Nevada, 89706 and our business office is located at #244 - 2986 West Broadway Street, Vancouver, British Columbia, Canada V6K 1G8. Our telephone number is (604) 833-3903. Our offices are leased from Performance Capital Group. on a month to month basis and our monthly rental is $-0-.

Background

In July 2001, Andrew King our Secretary and a member of the board of directors, acquired four mining claims totaling approximately 250 acres in British Columbia, Canada by the staking of the same. In September 2001, Mr. King acquired an additional mineral property containing two mining claims totaling approximately 125 acres in British Columbia, Canada by the staking of the same. The additional property is contiguous to the original property staked in July 2001. Mr. King is licensed to stake claims in British Columbia as a Free Miner. In order to qualify as a Free Miner, Mr. King wrote an examination at the British Columbia Gold Commissioner. Mr. King has done limited research on the selection of mineral properties, however, Mr. King has received no formal training in this area. Mr. King believed the property appeared to be promising due to its proximity to other properties with previous exploration work, because of the relative ease of access to the property and because the property is not located in an environmentally sensitive region. The claims are recorded in Mr. King's name to a avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded deed. An unrecorded deed is one in which title to the property has been transferred to us, but the deed has not been filed with the British Columbia Land Title Office. Our title to the property is superior to all other unrecorded deeds. Should Mr. King transfer title to another person and that deed is recorded before recording our deed, that person will have superior title and we will have none. If that event occurs, however, Mr. King will be liable to us for monetary damages for breach of his warranty of title and for breach of his fiduciary duties to us as director. The extent of these damages will be calculated so as to place us in the position we would have been in had the breach of warranty and fiduciary duties not occurred. Damages would include expenditures incurred by us in respect of the property in addition to loss of opportunity costs, the quantification of which would depend on any subsequently successful exploration of the properties.

Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500.00 and file other documents since we are a foreign corporation in Canada. We will also be required to form a British Columbia corporation that contains a board of directors, a majority of which will have to be British Columbia residents. We have decided that if gold is discovered on the property and it is economical to remove the gold, we will record the deed, pay the additional tax, and file as a foreign corporation. We are in possession of the unrecorded deed and the decision to record or not record the deed is solely within our province.

The aboriginal group situate near the property is the Squamish Band. In 1996 the Squamish Band made a claim to a large general area of land north of Squamish including the property on which we hold our mineral claims.

The provincial and federal governments have developed numerous policies surrounding native land claims. In the absence of a treaty, native land is either reserve land, or land subject to a claim of aboriginal title. The government does, however, recognize that aboriginal rights and title to certain lands are constitutionally protected rights, but that these rights are not absolute. The government is of the view that these rights may be infringed if the infringement is justified. Factors the government will consider in determining whether an infringement is justified include:

-whether a valid legislative objective exists (such as enhancing the economy through the harvesting of resources)

-whether consultation with the native groups concerned has taken place.

How will this affect our rights to the property and any future exploration and development?

The legislative objectives that can justify infringement are fairly broad. The Supreme Court of Canada has stated that the general economic development of British Columbia, including the development of mining, is the kind of objective that is consistent with this purpose and, in principle, can justify the infringement of aboriginal title. We own our mineral claims, notwithstanding the claim by the Squamish Band. We may, however, be required by the government to work on the property in consultation with the Squamish Band including hiring native employees. During Phase 1 (See "Our Proposed Exploration Plan" ) we can proceed with all work under this Phase without consulting the government or any aboriginal groups concerned. Once we commence the more intrusive work of Phase 2, we will be required to obtain a work permit from the Mines Branch, Energy Division. When reviewing our work permit application, the government will also consider whether consultation with native groups is warranted.

All Canadian lands and minerals that have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company's property, that is the province of British Columbia. In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Minerals are reserved from Crown land dispositions under the Mineral Tenure Act (British Columbia). The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Company's property is one such acquisition. Accordingly, fee simple title to the Company's property resides with the Crown. The Company's claims are mineral claims issued pursuant to the Mineral Tenure Act (British Columbia). We have exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward. The legal significance of these different ownership interests is simply that the Crown maintains fee simple ownership of the surface rights on the properties and we have obtained the right to all of the underlying minerals. Under provisions of the Mineral Tenure Act (British Columbia) a claim grants the holder the rights to use the surface for exploration and mining purposes. A disposition of surface rights by the Crown cannot diminish the rights of the mineral title holder.

Mr. King obtained a valid claim to the mineral title on the properties by his staking of the same pursuant to the requirements of the Mineral Tenure Act (British Columbia). A mineral claim is valid when it has to been staked in accordance with the Mineral Tenure Act (British Columbia) and subsequently registered with the Department of Mines and Minerals. This claim is akin to an interest in land. This means that the claim entitles the holder to ownership rights in the property and these rights flow with the transfer of the land. Mr. King has transferred this claim to us by way of an unrecorded deed. In the event that we discover gold or other mineral deposits on the properties during our explorations, we intend to record the deed and pay all appropriate fees. The deed will then be transferred to a Canadian subsidiary for purposes of the recording the claims with the Land Titles Office.

To date we have not performed any work on our property. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop any reserves we find, if any, ourselves.

The following information is provided in compliance with "Guide 7 of Industry Guides Under the Securities Act and the Exchange Act" for issuers engaged or to be engaged in significant mining operations.

Location and Access

(1) The property consists of six mineral claims totaling approximately 375 acres. The property is located approximately 55 miles north of Vancouver, British Columbia, Canada, 15 miles north from the town of Squamish in southwestern British Columbia. The property is within the Vancouver Mining Division.

Access to the property is from the west from Squamish on Highway 99 to Lucille Lake turn-off, then northerly approximately 3 road miles on the Lucille Lake Road. The Lucille Lake Road is an all weather gravel logging road that leads to the property.

The following is a small scale map showing the location and access to the property, which consists of the six claims located in the very center of the map. Below the map is a scale.

Lucille lake Road
Roe Creek
GEI
GEI
GEI
GEI
GEI
GEI
Highway 99
Gusana Explorations Inc. ("GEI")
Mineral Claims
Roe Creek Valley,
British Columbia

Scale 1:43,472 |

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0        1         2         3
            Miles

Physiography

The property is situated within the Pacific Coast Mountain region of southwestern British Columbia with elevations ranging from 700 feet within the Roe Creek valley and the south end of the claims to 800 feet at the northern most area of the property.

(2) Pursuant to an agreement between us and Andrew King, one of our directors, Mr. King has transferred to us six mineral claims.

We hold title to the six mineral claims by an unrecorded deed. The recorded owner of the six mineral claims is Andrew King. The six mineral claims give us the right to all of the underlying minerals of the land on which the claims have been staked. We have to begin exploration on or before July 28, 2002 for four of the claims, and on or before September 9, 2002 for two claims, or pay $100.00 per claim to prevent the property from reverting to the Crown.

(3) To our knowledge, Mr. King staked the 375 acre property in southwestern British Columbia in 2001 and there were no previous owners, operators, or operations on the property

(4) There are no existing workings on the property. The only work completed on the property is the initial staking of the mineral claims by Mr. King. Exploration has not commenced on the property. It is anticipated that we will generate our own power on the property from portable generators we transport to the property and power generated by the backhoe engine.

The slopes within the property are moderately steep throughout. Vegetation consists mainly of fir and pine trees, much of it mature second growth. The climate features warm summers and cold winters. The Roe Creek valley is fairly dry in the summer. Average yearly precipitation is thirty inches. A snow pack of five to eight feet begins to accumulate in November and lingers in places into May. The recommended field exploration season is from early April to late November, although the close proximity to access roads would allow for drilling or underground exploration on a year round basis.

Property Geology

The main rock types occurring in the area are volcanic and sedimentary rocks of Pliocene age. These rocks are intruded by late Jurassic aged quartz diorite. The overburden are late glacial to early post glacial with the following rock assemblages: olivine basalt flows, basaltic andestine flows and pyroclastic cones, rhyolite, dacite and andesite flows and domes, polymictic breccias and pyroclastics, minor intercalated sediments in addition to quartz diorite.

Our Proposed Exploration Program

All of our officers and directors have visited our property.

The property is without known reserves and our proposed program is exploratory in nature. We must conduct exploration to determine what amount of minerals, if any, exist on the properties and if any minerals which are found can be economically extracted and profitably processed. Specifically, we intend to explore for gold on the properties. When soil samples taken from the property are analyzed, we will also look for traces of silver, lead, iron and zinc, however, our focus is on the search for gold.

Our exploration program is designed to economically explore and evaluate the properties.

We do not claim to have any minerals or reserves whatsoever at this time on any of the properties.

We intend to implement an exploration program and intend to proceed in the following three phases all of which will be performed by Patrick Forseille, one of our directors and by independent contractors hired by us. We will not hire anyone to start exploration until we receive funds from this offering to start exploring for gold. We believe that the only equipment we will need to start exploration on the property will be a backhoe. We will lease the backhoe from an equipment rental company or hire an independent contractor who owns a backhoe to the dig the trenches we refer to in this prospectus. We expect to have to pay $30,000 for a backhoe or $25.00 an hour for an independent contractor who owns his own backhoe. We anticipate hiring an independent contractor as needed.

The only equipment we will need is a backhoe to dig trenches. It is only possible to allocate approximate dollar amounts to specific acts because we do not know what we will encounter during our trenching. As trenches are dug and we evaluate the results, we will determine if mineralized material that indicates the presence of gold exist. If gold is found, we will then determine if it is profitable to extract the gold. If we determine that it is possible to extract the gold, the exploration of the property will cease and we will initiate the development stage of the property, by conducting technical and economic studies to evaluate any gold found on the claims In order to commence technical and economic studies, we must obtain additional funding. The proceeds from the offering will not be used for development. We have not formulated a plan for development, and cannot and will not do so until gold is found.

Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on the properties.

When the research is completed, our initial work will be augmented with geologic mapping and geochemical testing of our claims. The geologic mapping on the property will be done by taking soil samples throughout the property at approximately 200-300 foot intervals. On areas with no rock outcrops, we will do soil survey grids. We will also analyze surface outcrops of rock and the topography of the property to assist in the geologic mapping. We anticipate the costs of the geologic mapping during this Phase to be approximately $8,000. We note that part of the compensation provided to Patrick Forseille, one of our directors, was for his agreed assistance with the geologic mapping during this Phase. See "Executive Compensation" .

We will also conduct geochemical testing during Phase 1. Rock samples will be taken from the property and taken to a lab where a determination of the elemental make up of the sample and the exact concentrations of gold will be made. We will then compare the relative concentrations of gold in samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance. We anticipate the cost of geochemical testing to be approximately $8,000 to $12,000. We note that part of the consideration provided to Patrick Forseille was for his agreed assistance with the geochemical testing during this Phase.

When available, existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types, if any, generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken to a lab and then analyzed. . We will analyze trench samples at a lab in Vancouver, British Columbia. Rock chip samples will tested for traces of gold, silver, lead, zinc and iron, however our primary focus is the search for gold. A careful interpretation of this available data collected from the various tests aids in determining whether or not the claims have current economic potential and whether further exploration is warranted

Phase 1 will take about 3 months and cost up to $20,000.

Phase 2 involves an initial examination of the underground characteristics of any vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are:

More extensive trenching

More advanced geophysical work

Diamond Drilling

Diamond drilling is an essential component of exploration and aids in the delineation and definition of any deposits. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. We anticipate the approximate cost of the geophysical work to be approximately $5,000, and the approximate cost of drilling, if completed, to be $5,000 to $8,000. We anticipate doing very limited drilling during Phase 2. The drilling will concentrate on a target identified during Phase 1 geochemical testing. Our approximate costs of drilling are based on drilling one hole of approximately 200 meters taking in to account the proximity of our property to road access. If more extensive drilling is required we may require additional funding, or may be forced to use funds allocated for Phase 3.

Trenching identifies the continuity and extent of mineralization, if any, below the surface. If trenching reveals significant mineralization, we may conduct limited diamond drilling to further explore the deposit. We anticipate that we will rely primarily on more extensive trenching during Phase 2 to identify the extent of mineralization. We anticipate the cost of the trenching during Phase 2 to be approximately $8,000.

After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

Phase 2 will take about 3 months and cost up to $20,000.

Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body. This is accomplished through extensive drift driving. Drift driving is the process of constructing a tunnel to take samples of minerals for testing. Later, the tunnel can be used for mining minerals. The costs of underground work are variable and depend in large part on the type of rock encountered. If the rock is unstable and fractured, the cost of tunneling can increase greatly because the tunnel must be reinforced. If the rock is tombstone or granite the cost of tunneling is lower as reinforcement of the tunnel is not necessary. We do not intend to conduct extensive drift driving until Phase 3. We anticipate driving a drift of approximately 50 to 60 feet during Phase 3, at an approximate cost of $1,000 per foot, for a total cost of between $50,000 and $60,000.

Phase 3 will take about 6 months and cost up to $90,000.

In order for us to initiate underground work during Phase 3, we will take into account several factors before we make the decision to go underground. We will consider the density of the underlying rock in deciding the extent of the drift driving to be undertaken. If the rock encountered is tombstone or granite we are more likely to proceed with more extensive drift driving as the cost of construction is lower than if the rock is unstable and/or fractured. The primary factor we will take into account in deciding whether to proceed with extensive drift driving will be the grade and consistency of the ore encountered. That is to say, our estimate of the amount of gold per ton in the underlying rock will determine the extent of our underground work.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop any reserves ourselves.

The three phases of exploration will be conducted by a qualified geologist with reasonable experience in exploration of gold and mineral properties. The exploration will be supervised by Patrick Forseille, our Chief Technical Officer. Mr. Forseille will also be involved extensively in assisting with the geologic mapping and geochemical testing. See "Background of Officers and Directors".

Competitive Factors

The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal of minerals from our property. Readily available gold markets exist in Canada and around the world for the sale of gold.

Regulations

Our mineral exploration program is subject to the Mineral Tenure Act (British Columbia) and Regulation. This act sets forth rules for

Locating claims

Posting claims

Working claims

Reporting work performed

The Mineral Tenure Act (British Columbia) and Regulation also governs the work requirements for a claim including the minimum annual work requirements necessary to maintain a claim. The holder of a mineral claim must perform exploration and development work on the claim of $100 in each of the first three years and $200 in the fourth and subsequent years.

We are also subject to the British Columbia Mineral Exploration Code (the "Code") that tells us how and where we can explore for minerals. We must comply with these laws to operate our business. The purpose of the Code is to assist persons who wish to explore for minerals in British Columbia to understand the process whereby exploration activities are permitted and regulated. The Code establishes province wide standards for mineral exploration and development activities. The Code also manages and administers exploration and development activities to ensure maximum extraction with a minimum of environmental disturbance. The Code does not apply to certain exploration work we will be conducting. Specifically, work that does not involve mechanical disturbance of the surface including:

Prospecting using hand-held tools

Geological and geochemical surveying

Airborne geophysical surveying

Hand-trenching without the use of explosives

The establishment of gridlines that do not require the felling of trees

Exploration activities that we intend on carrying out which are subject to the provisions of the Code are as follows:

Drilling, trenching and excavating using machinery

Disturbance of the ground by mechanical means

Blasting

Compliance with these rules and regulations will require us to meet the minimum annual work requirements. Also, prior to proceeding with any exploration work subject to the Code we must apply for a notice of work permit. In this notice we will be required to set out the location, nature, extent and duration of the proposed exploration activities. The notice is submitted to the regional office of the Mines Branch, Energy Division.

In order to explore for gold on our property we must submit the plan contained in this prospectus for review and pay a fee of $150.00. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to us. The exploration permit is the only permit or license we will need to explore for gold on our property.

Environmental Law

The Code deals with environmental matters relating to the exploration and development of mining properties. The goal of this Act is to protect the environment through a series of regulations affecting:

1. Health and Safety

2. Archaeological Sites

3. Exploration Access

We are responsible to provide a safe working environment, to not disrupt archaeological sites, and to conduct our activities to prevent unnecessary damage to the property.

We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and we know what that will involve from an environmental standpoint.

We are in compliance with the Mineral Tenure Act (British Columbia) and the Code will continue to comply with these regulations in the future. We believe that compliance with these regulations will not adversely affect our business operations in the future.

There is no requirement to reclaim the mineral claims after we have completed our exploration program. That is to say, there is no requirement to re-stake the claims or re-register the claims with the Department of Mines and Minerals. However, a claim must be maintained by performing an annual work requirement or by payment of cash in lieu of work. The minimum amount of exploration and development work on the claim must be $100 per claim in each of the first three years and $200 in the fourth and subsequent years. Provided we meet the minimum annual work requirements or pay cash in lieu of work we will maintain the claims in good standing.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employee will be Patrick Forseille, one of our officers and directors.

Employees and Employment Agreements

At present, we have no employees, other than Messrs. Stewart, King, Lathigee and Forseille, our officers and directors, who were compensated for their services. Messrs. Stewart, King, Lathigee and Forseille do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

We intend to hire geologists, engineers and excavation subcontractors on an as needed basis. We have not entered into any negotiations or contracts with any of them. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

We anticipate the following costs to be incurred as a result of compliance with the Mineral Tenure Act (British Columbia) and Regulation and the British Columbia Mineral Exploration Code:

$600 for the minimum amount of exploration work, or cash payment in lieu thereof, of $100 per claim as required by the Mineral Tenure Act

$1500 for the removal and storage of soil from the properties, which amount includes additional costs of hired labor to extract and place the soil in such a manner so as to comply with the Code

All costs associated with compliance with the aforementioned legislation have been accounted for in our exploration costs estimates. See "Our Proposed Exploration Program."

Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

The proceeds of this offering will be used for the implementation of our proposed research and exploration program.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Capital Requirements of Our Proposed Exploration Program

For all three phases of our proposed exploration program, we anticipate the capital costs to be approximately $130,000, as discussed above under "Our Proposed Exploration Program". This amount will include all costs in respect of the equipment we will need during each phase (including rental of a backhoe and a drill, as well as the purchase of hand tools and explosives); the services of a professional geologist who will be responsible for geologic mapping, soil sampling, and supervision; the services of field workers who will be responsible for general labor, including trenching, drift driving, and site maintenance; food and camp supplies; and analysis of samples, including shipping of samples to laboratory and testing analysis.

Results of Operations

From Inception on April 25, 2001

We just recently acquired 6 mineral claims on a property by way of an unrecorded deed and are commencing the research and exploration stage of our operations on that property at this time.

Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on April 25, 2001 to August 31, 2001 was $54, as a result of proceeds received from advances. In addition we received a loan of $6,493 for payment of administrative expenses which amount must be repaid. We also received $2,000 for anexploration expense that was paid back via the issuance of common stock.

Liquidity and Capital Resources

As of the date of this registration statement, we have not generated any revenues from our proposed business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in June, 2001. This was accounted for as a compensation expense of $272,946 and advances and reimbursement expenses of $2,000.

Since our inception, Mr. Lathigee, has loaned us the total sum of $6,493, which amount has been used to pay organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on a specific date. Mr. Lathigee will accept repayment from us when money is available. If the maximum amount is raised, we intend to repay the $6,493 loaned to us from the proceeds of this offering.

As of August 31, 2001, our total assets were $54 and our total liabilities were $6,493.

MANAGEMENT

Officers and Directors

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address	Age	Positions
Andrew Stewart 3301-1009 Expo Blvd. Vancouver, B.C. V6Z 2V9	29	President, Treasurer and a member of the Board of Directors
Andrew King 2280 Cornwall Avenue Vancouver, B.C. V6K 1B5	32	Secretary and a member of the Board of Directors
Michael Lathigee #302-3755 West 6th Avenue Vancouver, B.C. V6R 1T9	35	Vice President, Corporate Development and a member of the Board of Directors
Patrick Forseille #102-1435 Nelson Street Vancouver, B.C. V6G 2Z3	37	Chief Technical Officer and a member of the Board of Directors

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Andrew Stewart has been our President, Treasurer and a member of our board of directors since inception. Mr. Stewart has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. Stewart is a qualified Free Miner in the Province of British Columbia. A Free Miner is qualified to explore and stake mineral claims in the Province of British Columbia. Mr. Stewart has no other relevant professional training or technical credentials in the exploration, development or operation of metal mines. Mr. Stewart has experience as a director and officer of a development stage oil and gas company and as a director and officer of another mineral exploration company.

Mr. Stewart is a practicing corporate finance lawyer in Vancouver, British Columbia where he specializes in corporate and securities law.

Since November 2001 Mr. Stewart has been the Secretary and director of Altus Explorations Inc., an exploration stage mineral exploration company. Mr. Stewart's significant responsibilities are corporate filings.

Since April 2001 Mr. Stewart has been the Secretary and director of Geocom Resources Inc., a development stage oil and gas exploration company. Mr. Stewart's significant responsibilities include all legal matters.

Since January 2001 Mr. Stewart has been the Secretary and director of Universco Broadband Networks Inc., a British Columbia company providing broadband wireless communications services. Mr. Stewart's significant responsibilities include legal and financial matters.

From November 2000 to May 2001 Mr. Stewart practiced as a corporate and securities lawyer with Catalyst Corporate Finance Lawyers, in Vancouver, British Columbia.

From May 1999 to November 2000 Mr. Stewart practiced as a tax lawyer with Thorsteinssons, Tax Lawyers, where he assisted clients with a variety of corporate tax planning, compliance and litigation matters.

In 1998 Mr. Stewart obtained his Master of Laws from the University of Cambridge, England.

Since 1998 Mr. Stewart has been a member of the British Columbia Bar, the Canadian Bar Association and the British Columbia Bar Association.

In 1997 Mr. Stewart obtained his Bachelor of Laws from the University of Alberta (Silver Medal) with Distinction.

Between 1996 and 1998 Mr. Stewart worked at the Vancouver commercial litigation firm, Hordo, Ross & Bennett.

In 1994 Mr. Stewart obtained his Bachelor of Arts from the University of British Columbia.

Andrew King has been our Secretary and a member of the board of directors since inception. Mr. King has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. King is a qualified Free Miner in the Province of British Columbia. A Free Miner is qualified to explore and stake mineral claims in the Province of British Columbia. Mr. King has no other relevant professional training or technical credentials in the exploration, development or operation of metal mines.

Mr. King is a practicing corporate finance lawyer in Vancouver, British Columbia where he specializes in corporate and securities law.

Since 1998 Mr. King has been a member of the British Columbia Bar, the Canadian Bar Association and the British Columbia Bar Association.

In 1998 Mr. King obtained his Bachelor of Laws from the University of Alberta.

In 1991 Mr. King obtained his Bachelor of Arts from the University of British Columbia.

Michael Lathigee has been a member of our board of directors since the inception of our business. Mr. Lathigee has devoted approximately 1% of his professional time to our business and intends to devote at least 5% of his professional time in the future if we proceed with our proposed exploration program.

Since July 2001 Mr. Lathigee has been a director of Olympic Resources Limited, a Vancouver, British Columbia based exploration company listed on the Canadian Venture Exchange. Mr. Lathigee has no other relevant professional training or technical credentials in the exploration, development or operation of metal mines.

Since February 2001 Mr. Lathigee has been Vice President, Administration of PCG Ventures Inc., a Capital Pool Company listed on the Canadian Venture Exchange. Mr. Lathigee 's significant responsibilities include business development and strategic planning matters.

Since October 1998 Mr. Lathigee has been President, Chairman and a director of Performance Capital Group, a Vancouver, British Columbia based investment company listed on the Canadian Venture Exchange. Mr. Lathigee's responsibilities include business development and strategic planning matters as well as reviewing prospective investments.

In 1996 Mr. Lathigee co-founded Bargain Castle Discount Center, a chain of liquidation retail stores.

Mr. Lathigee was named in the 1999 edition of Who's Who in Business as one of Canada's rising stars.

Patrick Forseille has been a member of our board of directors since the inception of our business. Mr. Forseille has devoted approximately 1% of his professional time to our business and intends to devote at least 5% of his professional time in the future if we proceed with our proposed exploration program.

Since 1996 Mr. Forseille has been the Chief Financial Officer and a director of Olympic Resources Limited, a Vancouver, British Columbia based exploration company listed on the Canadian Venture Exchange. Mr. Forseille's significant responsibilities including all financial matters, in addition to acting as a consulting geologist.

From 1996 to 1999 Mr. Forseille was the Exploration Manager of Bell Coast Capital Corporation in Vancouver, British Columbia.

From 1995 to 1996 Mr. Forseille was the Senior Accounts Receivable officer for Intergraph Canada Ltd. in Calgary, Alberta.

From 1994 to 1995 Mr. Forseille was a Revenue Analyst with Imperial Oil Resources Ltd. in Calgary, Alberta.

From 1987 to 1990 Mr. Forseille was as a Geologist with Cameco Corporation in Saskatoon, Saskatchewan. While at Cameco, Mr. Forseille was an exploration geologist working at gold, silver and uranium exploration. During this period, Mr. Forseille was involved in all aspects of exploration including geochemical surveys, geologic mapping, drill hole supervision and report writing. Mr. Forseille was also responsible for exploration field programs.

Mr. Forseille has his Bachelor of Science in Geology and his Bachelor of Commerce in Accounting.

Conflicts of Interest

We believe that Messers. Stewart, Lathigee and Forseille may be subject to conflicts of interest. The conflicts of interest arise from Messrs. Stewart, Lathigee and Forseille's relationships with other exploration corporations. In the future, Messrs. Stewart, Lathigee and Forseille will continue to be involved in the exploration business for other entities that may result in the conflicts of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional properties. The only conflicts that we foresee is Messrs. Stewart, Lathigee and Forseille's devotion of time to exploration projects that do not involve us.

Specifically, Andrew Stewart is an officer and director of Geocom Resources Inc., which is engaged in the business of oil and gas exploration. Mr. Stewart is also a director of Altus Explorations Inc., which is engaged in the business of the exploration of minerals. Mr. Forseille is an officer and director of Olympic Resources Inc., which is engaged in the mining business. Mr. Lathigee is also a director of Olympic Resources Inc.

Messrs. Stewart, Lathigee and Forseille do not intend to, and are not considering forming or otherwise becoming associated with any further exploration companies.

EXECUTIVE COMPENSATION

Messrs. Stewart, King, Lathigee and Forseille, our officers and directors, were each compensated with 1,250,000 shares of common stock valued at $68,750 for their services as our officers. There are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations. They were compensated for founding our company, obtaining the properties, and initiating this offering. In addition, the services provided, or to be provided, for the above compensation were calculated as follows:

We anticipate that throughout the offering and proposed exploration program the cost of all corporate, legal documents and securities filings, including continuous disclosure documents under applicable securities legislation, will be approximately $90,000. This figure is based upon a total work time of approximately 360 hours at a rate of $250 per hour, which is the rate of an appropriate third party solicitor. Of this amount, Mr. Stewart was compensated approximately $50,000 for his primarily role in providing these services. Mr. King was compensated approximately $40,000 for his role in providing these services. In addition to this amount, Mr. King was compensated for his staking of the mineral claims. The company ascribed a value to this of approximately $10,000 based on the estimated cost of hiring a third party individual to locate and stake six mineral in British Columbia. Each of Mr. Stewart and Mr. King were also compensated an additional bonus in shares of approximately $20,000 each, payable for their willingness to accept compensation in shares in lieu of cash. We anticipate the costs of obtaining the services provided by, or to be provided by Mr. Forseille by an independent geologist to be in excess of $50,000 for a project of this nature. This figure is based upon a total work time of approximately 250 hours at a rate of $200 per hour which is the typical rate of a qualified geologist in British Columbia. Mr. Forseille was also provided an additional bonus of approximately $20,000, payable in shares, for his willingness to accept shares in lieu of cash. Finally, the anticipated costs of obtaining the business services to be provided by Mr. Lathigee from a third party was estimated at $50,000. This is the approximate cost of obtaining a third party business consultant and investor relations services. These services will be performed by Mr. Lathigee. Mr. Lathigee was also granted an additional bonus of approximately $20,000, payable in shares, for his willingness to accept shares in lieu of cash. The company arbitrarily chose the figure of $68,750 with a view to obtaining an even number of shares issued to each director.

Summary Compensation

The following table sets forth the compensation paid by us from our inception on April 25, 2001 through August 31, 2001 for each our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

We do not plan to pay any salary to our officers and directors in 2001 other than the shares of common stock they have already received.

					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position [1]	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options / SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Andrew Stewart President	2001	0	0	0	$ 68,750	0	0	0
Andrew King Secretary	2001	0	0	0	$ 68,750	0	0	0
Mike Lathigee Vice President	2001	0	0	0	$ 68,750	0	0	0
Patrick Forseille CTO	2001	0	0	0	$68,750	0	0	0

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

The members of the Board of Directors are not compensated by us for acting as such.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering
Andrew Stewart 3301-1009 Expo Blvd. Vancouver, BC V6Z 2V9	1,250,000	1,250,000	17.86%
Andrew King 2280 Cornwall Avenue Vancouver, BC V6K 1B5	1,250,000	1,250,000	17.86%
Michael Lathigee #302-3755 West 6th Ave Vancouver, BC V6R 1T9	1,250,000	1,250,000	17.86%
Patrick Forseille #102-1435 Nelson Street Vancouver, BC V6G 2Z3	1,250,000	1,250,000	17.86%
All Officers and Directors as a Group (2 persons)	5,000,000	5,000,000	71.43%

[1] The persons named above may be deemed to be a parent and promoter of our company by virtue of his/its direct and indirect stock holdings. Messrs. Stewart, King, Lathigee and Forseille are the only promoters of our company.

Future Sales by Existing Stockholders

A total of 5,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Over the next 12 months existing stockholders may sell an aggregate of 50,000 shares under Rule 144.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

Have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 71.43% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before effectiveness of this prospectus.

CERTAIN TRANSACTIONS

On June 28, 2001, we issued a total of 5,000,000 shares of restricted common stock to Messrs. Stewart, King, Lathigee and Forseille, officers and directors of our company. This was accounted for as a compensation expense of $272,946 and advances and reimbursement expenses of $2,054.

Since our inception, Mr. Lathigee, advanced loans to us in the total sum of $6,493, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on a specific date. Mr. Lathigee will accept repayment from us when money is available. We plan to repay the loan from the proceeds of this offering provided that we raise the maximum amount.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to August 31, 2001, included in this prospectus have been audited by Davidson & Company, Independent Certified Public Accountants, of Vancouver, BC, Canada, as set forth in their report included in this prospectus.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters have been passed on by Sutton Law Center, P.C, of Reno, Nevada.

The validity of certain legal matters have also been passed on by Andrew B. Stewart, the President and a Director of the Company, in his capacity as a practicing corporate and securities law attorney.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis. The statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to August 31, 2001, and our unaudited financial statements for the fiscal quarters ended November 30, 2001 and February 28, 2002 immediately follow:

GUSANA EXPLORATIONS INC.
(An Exploration Stage Company)
FINANCIAL STATEMENTS
(Expressed in United States Dollars)

AUGUST 31, 2001

INDEPENDENT AUDITORS' REPORT

To the Stockholders and the Board of Directors of
Gusana Explorations Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Gusana Explorations Inc. as at August 31, 2001 and the related statements of operations, stockholders' deficiency and cash flows for the period from incorporation on April 25, 2001 to August 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in conformity with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2001 and the results of its operations and its cash flows for the period from incorporation on April 25, 2001 to August 31, 2001, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the exploration stage and does not have the necessary working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DAVIDSON & COMPANY"
Chartered Accountants

Vancouver, Canada
October 15, 2001

A Member of SC INTERNATIONAL
1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172

GUSANA EXPLORATIONS INC.
(An Exploration Stage Company)
BALANCE SHEET
(Expressed in United States Dollars)
AS AT AUGUST 31, 2001

ASSETS
Current assets
Cash and cash equivalents	$ 5,657
Total assets	$ 5,657
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities
Accounts payable and accrued liabilities	$ 2,000
Due to related parties (Note 6)	6,493
Total current liabilities	8,493
Stockholders' deficiency
Capital stock (Note 7)
Authorized 100,000,000 common shares with a par value of $0.0001
Issued and outstanding 5,000,000 common shares	50
Additional paid-in capital	274,950
Deficit accumulated during the exploration stage	(277,836)
Total stockholders' deficiency	(2,836)
Total liabilities and stockholders' deficiency	$ 5,657

History and organization of the Company (Note 1)

The accompanying notes are an integral part of these financial statements.

GUSANA EXPLORATIONS INC.
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON APRIL 25, 2001 TO AUGUST 31, 2001

EXPENSES
Consulting fees	$ 273,000
Mineral property costs (Note 5)	2,000
Office and miscellaneous	836
Professional fees	2,000
Net loss for the period	$ (277,836)
Basic and diluted loss per share	$ (0.11)
Weighted average number of shares of common stock outstanding	2,500,000

The accompanying notes are an integral part of these financial statements.

GUSANA EXPLORATIONS INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIENCY
(Expressed in United States Dollars)

	Common stock		Additional Paid-in Capital	Deficit Accumulated During the Exploration Stage	Total Stockholders' Deficiency
	Shares	Amount
Balance, April 25, 2001 (Date of incorporation)	-	$ -	$ -	$ -	$ -
Shares issued for consulting fees	4,963,635	49	272,951	-	273,000
Shares issued for the reimbursement of mineral property costs at $0.055	36,365	1	1,999	-	2,000
Net loss for the period	-	-	-	(277,836)	(277,836)
Balance, August 31, 2001	5,000,000	$ 50	$ 274,950	$ (277,836)	$ (2,836)

The accompanying notes are an integral part of these financial statements.

GUSANA EXPLORATIONS INC.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON APRIL 25, 2001 TO AUGUST 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (277,836)
Items not affecting cash:
Issuance of shares for consulting fees	273,000
Issuance of shares for the reimbursement of mineral property costs	2,000
Changes in non-cash working capital items:
Increase in accounts payable and accrued liabilities	2,000
Net cash used in operating activities	(836)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in due to related parties	6,493
Net cash provided by financing activities	6,493
Changes in cash and cash equivalents, for the period	5,657
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$ 5,657
Cash paid during the period for interest	$ -
Cash paid during the period for income taxes	$ -

Supplemental disclosure for cash flows (Note 8)

The accompanying notes are an integral part of these financial statements.

GUSANA EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
AUGUST 31, 2001

1. HISTORY AND ORGANIZATION OF THE COMPANY

The Company was incorporated on April 25, 2001 under the laws of the State of Nevada. The Company is in the business of exploration of mineral properties. The Company has not yet determined whether its properties contain mineral resources that may be economically recoverable. The Company therefore has not reached the development stage and is considered to be an exploration stage company in accordance with Statement of Financial Accounting Standards No. 7.

2. GOING CONCERN

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plan in this regard is to raise equity financing as required. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

Deficit accumulated during the exploration stage	$ (277,836)
Working capital (deficiency)	(2,836)

3. SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Mineral properties and deferred exploration costs

Exploration and prospecting costs are expensed as incurred for projects not yet determined by management to be commercially feasible.

Environmental requirements

At the report date, environmental requirements related to mineral properties (Note 5) are unknown and therefore an estimate of any future cost cannot be made.

Loss per share

Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share" requires basic and diluted earnings per share to be presented. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of shares of common stock outstanding in the period. Diluted earnings per share takes into consideration shares of common stock outstanding (computed under basic earnings per share) and potentially dilutive shares of common stock.

Income taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign currency translation

The Company accounts for foreign currency transactions under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

Disclosure about segments of an enterprise and related information

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related information", requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reporting segments are based on products and services, geography, legal structure, management structure, or any other manner in which the management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment in Canada.

New accounting pronouncements

On June 30, 2001, the Financial Accounting Standards Board approved the issuance of Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations" and Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets". SFAS 141 states that all business combinations should be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited. SFAS 141 is effective for business combinations completed after June 30, 2001. SFAS 142 addresses the accounting for all purchased intangible assets, but not the accounting for internally developed intangible assets. Goodwill will no longer be amortized and will be reviewed for impairment in accordance with SFAS 142. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001. The adoption of SFAS 141 and 142 is not expected to have a material effect on the Company's financial position or results of operations.

4. FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, accounts payable and accrued liabilities and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

5. MINERAL PROPERTY

During the period ended August 31, 2001, the Company acquired one mineral property containing four claims in British Columbia, Canada by staking. In order to maintain its interest, the Company must begin exploration on or before July 28, 2002 or pay Cdn$150.

Exploration and acquisition costs incurred to August 31, 2001 consist of acquisition costs of $2,000.

6. RELATED PARTY TRANSACTIONS

The Company's transactions with related parties during the period from April 25, 2001 to August 31, 2001, unless disclosed elsewhere in the financial statements, are as follows:

Advance from a director of the Company of $6,493 with no specific terms of repayment.

7. CAPITAL STOCK

On June 28, 2001, the Company issued 4,963,635 shares of common stock in the amount of $273,000 for consulting fees to directors of the Company.

On June 28, 2001, the Company issued 36,365 shares of common stock in the amount of $2,000 for the reimbursement of mineral property costs.

Common shares

The common shares of the Company are of the same class, voting and entitle shareholders to dividends. Upon liquidation, dissolution or wind-up, shareholders are entitled to the residual business proceeds of the Company after all of its debts, obligations and liabilities are settled.

Additional paid-in capital

The excess of proceeds received for common shares over their par value of $0.00001, less share issue costs, is credited to additional paid-in capital.

8. SUPPLEMENTAL DISCLOSURE FOR CASH FLOWS

       The significant non-cash transactions for the period ended August 31, 2001 consisted of the following:

a) The Company issued 4,963,635 shares of common stock in the amount of $273,000 for consulting fees to directors of the Company.

b) The Company issued 36,365 shares of common stock in the amount of $2,000 for the reimbursement of mineral property costs to directors of the Company.

9. INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

Loss before income taxes	$ (277,836)
Income taxes at statutory rate of 34%	$ (94,464)
Unrecognized tax benefits of losses	94,464
Total income taxes	$ -

The Company's total deferred tax asset is as follows:

Tax benefit of net operating loss carryforward	$ 94,464
Valuation allowance	(94,464)
Deferred tax asset, net	$ -

The Company has an operating loss carryforward of approximately $277,000 which expires in 2021. The Company provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding realizability.

GUSANA EXPLORATIONS INC.
(An Exploration Stage Company)

FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)

FEBRUARY 28, 2002

GUSANA EXPLORATIONS INC.
(An Exploration Stage Company)
BALANCE SHEETS
(Expressed in United States Dollars)

	February 28, 2002	August 31, 2001
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$ 234	$ 5,657
Prepaid expenses	2,000	-
Total assets	$ 2,234	$ 5,657
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities
Accounts payable and accrued liabilities	$ 2,000	$ 2,000
Due to related party (Note 6)	6,214	6,493
Total current liabilities	8,214	8,493
Stockholders' deficiency
Capital stock (Note 7)
Authorized
100,000,000 common shares with a par value of $0.0001 per share
Issued and outstanding
5,000,000 common shares (August 31, 2001 - 5,000,000)	50	50
Additional paid-in capital (Note 7)	274,950	274,950
Deficit accumulated during the exploration stage	(280,980)	(277,836)
Total stockholders' deficiency	(5,980)	(2,836)
Total liabilities and stockholders' deficiency	$ 2,234	$ 5,657

History and organization of the Company (Note 1)

The accompanying notes are an integral part of these financial statements.

GUSANA EXPLORATIONS INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

	Cumulative Amounts From Date of Incorporation on April 25, 2001 to February 28, 2002	Three Month Period Ended February 28, 2002	Six Month Period Ended February 28, 2002
EXPENSES
Consulting fees	$ 546	$ -	$ 546
Management fees	273,000	-	-
Mineral property costs	2,000	-	-
Office and miscellaneous	1,434	(24)	598
Professional fees	4,000	-	2,000
Net income (loss) for the period	$ (280,980)	$ 24	$ (3,144)
Basic and diluted earnings (loss) per share		$ 0.01	$ (0.01)
Weighted average number of shares of common shares outstanding		5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements.

GUSANA EXPLORATIONS INC.
(An Exploration Stage Company)
STATEMENTS OF STOCKHOLDERS' DEFICIENCY
(Expressed in United States Dollars)
(Unaudited)

	Common stock		Additional Paid-in Capital	Deficit Accumulated During the Exploration Stage	Total Stockholders' Deficiency
	Shares	Amount
Balance, April 25, 2001 (Date of incorporation)	-	$ -	$ -	$ -	$ -
Shares issued for management fees	4,963,635	49	272,951	-	273,000
Shares issued for the reimbursement of mineral property costs at $0.055	36,365	1	1,999	-	2,000
Net loss for the period	-	-	-	(277,836)	(277,836)
Balance, August 31, 2001	5,000,000	50	274,950	(277,836)	(2,836)
Net loss for the period	-	-	-	(3,144)	(3,144)
Balance, February 28, 2002	5,000,000	$ 50	$ 274,950	$ (280,980)	(5,980)

The accompanying notes are an integral part of these financial statements.

GUSANA EXPLORATIONS INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in United States Dollars)
(Unaudited)

	Cumulative Amounts From Date of Incorporation on April 25, 2001 to February 28, 2002	Six Month Period Ended February 28, 2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (280,980)	$ (3,144)
Items not affecting cash:
Issuance of shares for management fees	273,000	-
Issuance of shares for the reimbursement of mineral property costs	2,000	-
Changes in non-cash working capital items:
Increase in prepaid expenses	(2,000)	(2,000)
Increase in accounts payable and accrued liabilities	2,000	-
Net cash used in operating activities	(5,980)	(5,144)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in due to related parties	6,214	(279)
Net cash provided by financing activities	6,214	(279)
Changes in cash and cash equivalents for the period	234	(5,423)
Cash and cash equivalents, beginning of period	-	5,657
Cash and cash equivalents, end of period	$ 234	$ 234
Cash paid during the period for interest	$ -	$ -
Cash paid during the period for income taxes	$ -	$ -

Supplemental disclosure for cash flows (Note 8)

The accompanying notes are an integral part of these financial statements.

GUSANA EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
FEBRUARY 28, 2002

1. HISTORY AND ORGANIZATION OF THE COMPANY

The Company was incorporated on April 25, 2001 under the laws of the State of Nevada. The Company is in the business of exploration and development of mineral properties. The Company has not yet determined whether its properties contain mineral resources that may be economically recoverable. The Company therefore has not reached the development stage and is considered to be an exploration stage company.

In the opinion of management, the accompanying financial statements contain all adjustments necessary (consisting only of normal recurring accruals) to present fairly the financial information contained therein. These statements do not include all disclosures required by generally accepted accounting principles in the United States of America and should be read in conjunction with the audited financial statements of the Company for the period ended August 31, 2001. The results of operations for the six month period ended February 28, 2002 are not necessarily indicative of the results to be expected for the year ending August 31, 2002.

2. GOING CONCERN

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plan in this regard is to raise equity financing as required. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

	February 28, 2002	August 31, 2001

Deficit accumulated during the exploration stage	$ (280,980)	$ (277,836)
Working capital (deficiency)	(5,980)	(2,836)

3. SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America. The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents include cash held at banks and highly liquid investments with original maturities of three months or less. At February 28, 2002 and August 31, 2001, cash and cash equivalents consisted of cash held at banks.

Mineral properties and deferred exploration costs

Exploration and prospecting costs are expensed as incurred, as are development costs for projects not yet determined by management to be commercially feasible. Expenditures for mine development are capitalized when the properties are determined to have economically recoverable proven reserves but are not yet producing at a commercial level. Prior to commencing commercial production, revenues relating to development ore, net of mining costs associated with its production, are offset against mine development costs. Mine development costs incurred to access reserves on producing mines are also capitalized. Capitalization of all exploration, development and acquisition costs, commences once the Company identifies proven and probable reserves that relate to specific properties.

Mining projects and properties are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. If estimated future cash flows expected to result from the use of the mining project or property and its eventual disposition are less than the carrying amount of the mining project or property, an impairment is recognized based upon the estimated fair value of the mining project or property, calculated using estimates of proven and probable mineable reserves, future prices, operating costs, capital requirements and reclamation costs.

Environmental requirements

At the report date, environmental requirements related to mineral properties (Note 5) are unknown and therefore an estimate of any future cost cannot be made.

Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share takes into consideration shares of common stock outstanding (computed under basic earnings (loss) per share) and potentially dilutive shares of common stock.

Income taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign currency translation

Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in the statements of operations. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the statements of operations.

Recent accounting pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of Statements of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires that all business combinations be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited. This statement also establishes criteria for separate recognition of intangible assets acquired in a purchase business combination. SFAS 141 is effective for business combinations completed after June 30, 2001. SFAS 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The statement is effective for fiscal years beginning after December 15, 2001, and is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle. Under an exception to the date at which this statement becomes effective, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the non-amortization and amortization provisions of this statement.

In July 2001, FASB issued Statements of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" ("SFAS 143") that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

In October 2001, FASB issued Statements of Financial Accounting Standards No. 144, "Accounting for the Impairment on Disposal of Long-lived Assets" ("SFAS 144"), which supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of". SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and, generally, its provisions are to be applied prospectively.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

4. FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable and accrued liabilities and due to related party. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

5. MINERAL PROPERTY

During the period ended August 31, 2001, the Company acquired one mineral property containing four mining claims in British Columbia, Canada by staking. In order to maintain its interest, the Company must begin exploration on or before July 28, 2002 or pay CDN$150.

Cumulative mineral property costs consist of acquisition costs of $2,000.

6. RELATED PARTY TRANSACTIONS

The amount due to a related party of $6,214 (August 31, 2001 - $6,493 (CDN$10,000)) consists of an advance from a director of the Company. The advance is non-interest bearing with no specific terms of repayment.

7. CAPITAL STOCK

On June 28, 2001, the Company issued 4,963,635 shares of common stock in the amount of $273,000 for management fees to directors of the Company.

On June 28, 2001, the Company issued 36,365 shares of common stock in the amount of $2,000 for the reimbursement of mineral property costs to directors of the Company.

Common shares

The common shares of the Company are of the same class, voting and entitle shareholders to dividends. Upon liquidation, dissolution or wind-up, shareholders are entitled to the residual business proceeds of the Company after all of its debts, obligations and liabilities are settled.

Additional paid-in capital

The excess of proceeds received for common shares over their par value of $0.00001, less share issue costs, is credited to additional paid-in capital.

8. SUPPLEMENTAL DISCLOSURE FOR CASH FLOWS

        There were no significant non-cash transactions for the six month period ended February 28, 2002.

9. SEGMENTED INFORMATION

        The Company conducts business in one business segment in Canada.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee Printing Expenses Accounting Fees and Expenses Legal Fees and Expenses Federal Taxes State Taxes Engineering Blue Sky Fees/Expenses Transfer Agent Fees Miscellaneous Expense	$ 100.00 6,500,000 10,000.00 20,000.00 0.00 0.00 5,000.00 5,000.00 3,000.00 400.00
TOTAL	$ 50,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Andrew Stewart 3301-1009 Expo Blvd. Vancouver, B.C. Canada, V6Z 2V9	06/18/01	1,250,000	Services valued at $68,750 and advances of $513.50
Andrew King 2280 Cornwall Avenue Vancouver, BC Canada, V6K 1B5	06/18/01	1,250,000	Services valued at $68,750 and advances of $513.50
Michael Lathigee #302-3755 West 6th Ave Vancouver, BC V6R 1T9	06/18/01	1,250,000	Services valued at $68,750 and advances of $513.50
Patrick Forseille #102-1435 Nelson Street Vancouver, BC V6G 2Z3	06/18/01	1,250,000	Services valued at $68,750 and advances of $513.50

We issued the foregoing restricted shares of common stock to Messrs. Stewart, King, Lathigee and Forseille under Section 4(2) of the Securities Act of 1933. Messrs. Stewart, King, Lathigee and Forseille are sophisticated investors, are officers and directors of the company, and were in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
*3.1	Articles of Incorporation
*3.2	Bylaws
*4.1	Specimen Stock Certificate.
*5.1	Opinion of Sutton Law Center, P.C., regarding the legality of the Securities being registered.
**5.1.1	Opinion of Sutton Law Center, P.C., regarding the legality of the Securities being registered.
***5.1.2	Opinion of Sutton Law Center, P.C., regarding the legality of the Securities being registered.
5.1.3	Opinion of Sutton Law Center, P.C., regarding the legality of the Securities being registered.
*10.1	Roe Creek 1 Claim
*10.2	Roe Creek 2 Claim
*10.3	Golden Bear Claim
*10.4	Birkenhead Claim
*10.5	Iron Bear 1 Claim
*10.6	Iron Bear 2 Claim
*10.7	Warranty Deed
*23.1	Consent of Davidson & Company, Certified Public Accountants.
***23.1.1	Consent of Davidson & Company, Certified Public Accountants.
23.1.2	Consent of Davidson & Company, Certified Public Accountants.
*23.2	Consent of Sutton Law Center, P.C. (included in Exhibit 5.1)
**23.2.1	Consent of Sutton Law Center, P.C. (included in Exhibit 5.1.1)
***23.2.2	Consent of Sutton Law Center, P.C. (included in Exhibit 5.1.2)
23.2.3	Consent of Sutton Law Center, P.C. (included in Exhibit 5.1.3)
*99.1	Subscription Agreement.

* Previously filed as an exhibit to our Form SB-2, filed November 5, 2001.

** Previously filed as an exhibit to our Form SB-2, Amendment #1, filed March 5, 2002
***Previously filed an exhibit to our Form SB-2, Amendment #2, filed May 7, 2002

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, Canada on this 3rd day of June, 2002.

GUSANA EXPLORATION INC.

BY: ____/s/ Andrew Stewart
    Andrew Stewart
    President, Treasurer and a member of
    the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Andrew Stewart, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Andrew B. Stewart Andrew B. Stewart	President, Treasurer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and member of Board of Directors	June 3, 2002
/s/ Andrew P. King Andrew P. King	Secretary, Corporate Finance Officer and member of Board of Directors	June 3, 2002
/s/ Michael Lathigee Michael Lathigee	Vice President, Corporate Development and member of Board of Directors	June 3, 2002
/s/ Patrick Forseille Patrick Forseille	Chief Technical Officer and member of Board of Directors	June 3, 2002

EXHIBIT 5.1.3

SUTTON LAW CENTER, P.C. LETTERHEAD

    June 3, 2002

VIA FED-EX

The Board of Directors
Gusana Explorations, Inc.
#244-2906 West Broadway Street
Vancouver, BC Canada
V6K 1G8

Re:   Registration Statement filed with the Securities & Exchange Commission on November 5, 2001,
      amended and filed March 5, 2002 and May 7, 2002, and as amended and to be re-filed June 3, 2002

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the sale by Gusana Explorations, Inc., a Nevada corporation (the "Company"), of an aggregate of 2,000,000 shares of the Company's common stock, par value $0.00001 per share (the "Common Stock" or the "Shares").

This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form SB-2, relating to the Shares, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on November 5, 2001 (together with all exhibits thereto, the "Registration Statement"), (ii) the first amended Registration Statement (the "First Amended Registration Statement") filed March 5, 2002, (iii) the second amended Registration Statement (the "Second Amended Registration Statement") filed May 7, 2002, (iv) the third amended Registration Statement (the "Third Amended Registration Statement") to be filed June 3, 2002, (v) the Charter of the Company, as amended, (vi) the Articles of Incorporation of the Company in effect as of the date hereof (vii) the Bylaws of the Company in effect as of the date hereof, (viii) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the filing of the Registration Statement, adopted at a meeting on August 4, 2001, and (ix) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of the shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company. We have also received oral representations made by certain officers and affiliates of the Company.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm working with respect to the Company are admitted to the practice of law in the State of Nevada and the State of California and to practice federal law of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction or any other applicable law or regulation.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the offering, described in the Registration Statement, the First Amended Registration Statement, the Second Amended Registration Statement and the Third Amended Registration Statement, have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1.3 to Form SB-2, and its incorporation by reference as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above. This law firm expressly disclaims any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify this opinion. This opinion is expressly limited to the matters stated herein, and this law firm makes no opinion, express or implied, as to any other matters relating to the Company or its securities.

Very truly yours,

/s/ sutton law center

SUTTON LAW CENTER

EXHIBIT 23.1.2

CONSENT OF DAVIDSON & COMPANY, CHARTERED ACCOUNTANTS

May 31, 2002

Gusana Exploration Inc.
1208 - 1030 West Georgia Street
Vancouver, BC
V6K 2G8

Re: Form SB-2

Dear Sirs:

We refer to the Form SB-2 Registration Statement of Gusana Exploration Inc. (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated October 15, 2001 in connection with the preparation of the Form SB-2. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement. We also consent to the reference to our firm under the caption "Experts".

/s/ Davidson & Company

DAVIDSON & COMPANY

EXHIBIT 2

RESTATED ARTICLES OF INCORPORATION

OF

GUSANA EXPLORATIONS INC.

_________________________________________________________________

FIRST

The name of this corporation is GUSANA EXPLORATIONS INC.

SECOND

Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

THIRD

The purpose or purposes for which the corporation is organized:

To engage in and carry on any lawful business activity or trade, and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

FOURTH

The amount of the total authorized capital stock of the corporation is One Thousand Dollars ($1,000.00) consisting of One Hundred Million (100,000,000) shares of common stock of the par value of $0.00001 each.

FIFTH

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

There are four members of the Board of Directors at the date of filing these Restated Articles of Incorporation and their names and postal addresses are:

NAME POST-OFFICE ADDRESS

Andrew B. Stewart #3301 - 1009 Expo Blvd, Vancouver, B.C., Canada V6Z 2V9
Andrew P. King #108 - 2280 Cornwall Ave., Vancouver, B.C., Canada V6K 1B5
Michael Lathigee #302 - 3755 West 6th Ave., Vancouver, B.C., Canada V6R 1T9
Patrick Forseille #102 - 1435 Nelson Street, Vancouver, B.C., Canada V6G 2Z3

The number of members of the Board of Directors shall not be less than one nor more than thirteen.

SIXTH

The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

SEVENTH

The corporation is to have perpetual existence.

EIGHTH

In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, to make, alter, amend or repeal the bylaws of the corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities.

To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve.

By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

All the corporate powers of the corporation shall be exercised by the board of directors except as otherwise herein or in the bylaws or by law.

NINTH

Meeting of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

TENTH

This corporation reserves the right to amend alter, change or repeal any provision contained in the Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Restated Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH

The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

TWELFTH

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the board of directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

WE, THE UNDERSIGNED, being directors of the company hereinbefore named, and being authorized to make and file these Restated Articles of Incorporation by the board of directors of said company, do hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set our respective hands this 6th day of July, 2001.

/s/ Andrew B. Stewart____________________
Andrew B. Stewart
President & Treasurer

/s/ Andrew P. King______________________
Andrew P. King
Secretary

EXHIBIT 3

BYLAWS

OF

GUSANA EXPLORATIONS INC.

I. SHAREHOLDER'S MEETING.

.01 Annual Meetings.

The annual meeting of the shareholders of this Corporation, for the purpose of election of Directors and for such other business as may come before it, shall be held at the registered office of the Corporation, or such other places, either within or without the State of Nevada, as may be designated by the notice of the meeting, on the first week in November of each and every year, at 1:00 p.m., commencing in 2000, but in case such day shall be a legal holiday, the meeting shall be held at the same hour and place on the next succeeding day not a holiday.

.02 Special Meeting.

Special meetings of the shareholders of this Corporation may be called at any time by the holders of ten percent (10%) of the voting shares of the Corporation, or by the President, Secretary, or by the Board of Directors or a majority thereof. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of any special meeting called by the president or the Board of Directors, and special meetings called at the request of shareholders shall be held at such place in the State of Nevada, as may be determined by the Board of Directors and placed in the notice of such meeting.

.03 Notice of Meeting.

Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the Secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than fifty (50) days prior to the date of the meeting, and such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation.

.04 Waiver of Notice.

Notice of the time, place, and purpose of any meeting may be waived in writing and will be waived by any shareholder by his/her attendance thereat in person or by proxy. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

.05 Quorum and Adjourned Meetings.

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

.06 Proxies.

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

.07 Voting of Shares.

Except as otherwise provided in the Restated Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholder's meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

II. DIRECTORS.

.01 General Powers.

The business and affairs of the Corporation shall be managed by its Board of Directors.

.02 Number, Tenure and Qualifications.

The number of Directors of the Corporation shall be not less than one or more than thirteen. Each Director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

.03 Election.

The Directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause the Directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

.04 Vacancies.

In case of any vacancy in the Board of Directors, the remaining Director, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the terms of the Director whose place shall be vacant, and until his/her successor shall have been duly elected and qualified.

.05 Resignation.

Any Director may resign at any time by delivering written notice to the Secretary or registered office of the Corporation.

.06 Meetings.

At any annual, special or regular meeting of the Board of Directors, any business may be transacted, and the Board may exercise all of its powers. Any such annual, special or regular meeting of the Board of Directors of the Corporation may be held outside of the State of Nevada, and any member or members of the Board of Directors of the Corporation may participate in any such meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; the participation by such means shall constitute presence in person at such meeting.

A. Annual Meeting of Directors.

Annual meetings of the Board of Directors shall be held immediately after the annual shareholders' meeting or at such time and place as may be determined by the Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

B. Special Meetings.

Special meetings of the Directors shall be called at any time and place upon the call of the president or any Director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, radio, telegram, or by personal communication by telephone or otherwise at least one (1) day in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any Director in attendance at such meeting.

C. Regular Meetings of Directors.

Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary.

.07 Quorum and Voting.

A majority of the Directors presently in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting, and the meeting may be held as adjourned without further notice. At each meeting of the Board at which a quorum is present, the act of a majority of the Directors present at the meeting shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

.08 Compensation.

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

.09 Presumption of Assent.

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

.10 Executive and Other Committees.

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one of more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors, in reference to amending the Restated Articles of Incorporation, adoption a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all of substantially all the property and assets of the dissolution of the Corporation or a revocation thereof, designation of any such committee and the delegation thereto of authority shall not operate to relieve any member of the Board of Directors of any responsibility imposed by law.

.11 Chairman of Board of Directors.

The Board of Directors may, in its discretion, elect a chairman of the Board of Directors from its members; and, if a chairman has been elected, he/she shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers as the Board may prescribe.

.12 Removal.

Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors.

III. ACTIONS BY WRITTEN CONSENT.

Any corporate action required by the Restated Articles of Incorporation, Bylaws, or the laws under which this Corporation is formed, to be voted upon or approved at a duly called meeting of the Directors or shareholders may be accomplished without a meeting if a written memorandum of the respective Directors or shareholders, setting forth the action so taken, shall be signed by all the Directors or shareholders, as the case may be.

IV. OFFICERS.

.01 Officers Designated.

The Officers of the Corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any Officer may be held by the same person, except that in the event that the Corporation shall have more than one director, the offices of president and secretary shall be held by different persons.

.02 Election, Qualification and Term of Office.

Each of the Officers shall be elected by the Board of Directors. None of said Officers except the president need be a Director, but a vice president who is not a Director cannot succeed to or fill the office of president. The Officers shall be elected by the Board of Directors. Except as hereinafter provide, each of said Officers shall hold office from the date of his/her election until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified.

.03 Powers and Duties.

The powers and duties of the respective corporate Officers shall be as follows:

A. President.

The president shall be the chief executive Officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. He/she shall, unless a Chairman of the Board of Directors has been elected and is present, preside at meetings of the shareholders and the Board of Directors.

B. Vice President.

In the absence of the president or his/her inability to act, the senior vice president shall act in his place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors.

C. Secretary.

The secretary shall:

  Keep the minutes of the shareholder's and of the Board of Directors meetings in one or more books provided for that purpose;

  See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

  Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

  Keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

  Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

  Have general charge of the stock transfer books of the corporation; and,

  In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

D. Treasurer.

Subject to the direction and control of the Board of Directors, the treasurer shall have the custody, control and disposition of the funds and securities of the Corporation and shall account for the same; and, at the expiration of his/her term of office, he/she shall turn over to his/her successor all property of the Corporation in his/her possession.

E. Assistant Secretaries and Assistant Treasurers.

The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

.04 Removal.

The Board of Directors shall have the right to remove any Officer whenever in its judgment the best interest of the Corporation will be served thereby.

.05 Vacancies.

The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified.

.06 Salaries.

The salaries of all Officers of the Corporation shall be fixed by the Board of Directors.

V. SHARE CERTIFICATES

.01 Form and Execution of Certificates.

Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Corporation laws of the State of Nevada. They shall be signed by the president and by the secretary, and the seal of the Corporation shall be affixed thereto. Certificates may be issued for fractional shares.

.02 Transfers.

Shares may be transferred by delivery of the certificates therefore, accompanied either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefore has been surrendered to the Corporation.

.03 Loss or Destruction of Certificates.

In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so.

VI. BOOKS AND RECORDS.

.01 Books of Accounts, Minutes and Share Register.

The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

.02 Copies of Resolutions.

Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the president or secretary.

VII. CORPORATE SEAL.

The following is an impression of the corporate seal of this Corporation:

VIII. LOANS.

Generally, no loans shall be made by the Corporation to its Officers or Directors, unless first approved by the holder of two-third of the voting shares, and no loans shall be made by the Corporation secured by its shares. Loans shall be permitted to be made to Officers, Directors and employees of the Company for moving expenses, including the cost of procuring housing. Such loans shall be limited to $25,000.00 per individual upon unanimous consent of the Board of Directors.

IX. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

.01 Indemnification.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

.02 Derivative Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

.03 Successful Defense.

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and .02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

.04 Authorization.

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

.05 Advances.

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

.06 Nonexclusivity.

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

.07 Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

.08 "Corporation" Defined.

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

X. AMENDMENT OF BYLAWS.

.01 By the Shareholders.

These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

.02 By the Board of Directors.

These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board.

XI. FISCAL YEAR.

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

XII. RULES OF ORDER.

The rules contained in the most recent edition of Robert's Rules of Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Restated Articles of Incorporation, Bylaws, or special rules or order of the Corporation.

XIII. REIMBURSEMENT OF DISALLOWED EXPENSES.

If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expense items.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of GUSANA EXPLORATIONS INC., a Nevada corporation, as in effect on the date hereof.

WITNESS my hand this 28th day of June, 2001

/s/ Andrew B. Stewart______________
Andrew B. Stewart
President

EXHIBIT 4

GUSANA EXPLORATIONS INC.
INCORPORATION UNDER THE LAWS OF THE STATE OF NEVADA
AUTHORIZED SHARES $0.00001 PAR VALUE

NUMBER SHARES

CUSIP
See Reverse
For Certain Definitions

THIS CERTIFIES THAT

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF $0.00001 PAR VALUE COMMON

STOCK OF

GUSANA EXPLORATIONS INC.

Transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Dated:

_______________________ _________________________

Secretary SEAL President

GUSANA EXPLORATIONS INC.
TRANSFER FEE: $20.00 PER NEW CERTIFICATE ISSUED

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable law or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - __________ Custodian ___________ (Minor) under Uniform Gifts to Minors Act ____________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _________________ hereby sell, assign and transfer unto _______________ (Please insert Social Security or other identifying number of Assignee).

_________________________________________________________________

Please print or typewrite name and address, including zip code of Assignee)

_________________________________________________________________

_________________________________________________________________

__________________________________________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: _________________

_______________________________________________________________________________

Notice: The signatures to this Assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

___________________________________

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.